Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Edwards Group Limited of our report dated 21 March 2012 relating to the financial statements of Edwards Group plc, which appears in Edwards Group Limited’s prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1)(File No. 333-180262) on May 11, 2012.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
2 October 2012